Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kevin Russell

Aware, Inc.
781-276-4000

Aware, Inc. Reports Fourth Quarter and 2018

Financial Results

BEDFORD, MASS. – February 12, 2019 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of biometrics software and services, today reported financial results for its quarter and year ended December 31, 2018.

Revenue for the fourth quarter of 2018 was $4.1 million compared to $3.1 million in the same quarter last year. Operating income in the fourth quarter of 2018 was $0.3 million compared to an operating loss of $0.7 million in the fourth quarter of 2017. Net income in the fourth quarter of 2018 was $0.6 million, or $0.03 per diluted share, which compares to a net loss of $0.6 million, or $0.03 per diluted share, in the same period a year ago.

The increase in revenue and operating income in the current three month period compared to the corresponding period last year was primarily due to higher services sales, and to a lesser extent higher software maintenance sales and lower total costs and expenses. This was partially offset by lower patent related income from an unaffiliated third party this quarter.

Revenue for the year ended December 31, 2018 was $16.1 million compared to $15.5 million in 2017. Operating income for 2018 was $0.4 million compared to $1.1 million in 2017. The increase in revenue was primarily due to: i) higher services revenue related to the software license agreement we entered into with a system integrator in the second quarter of 2018 for a large project; and ii) higher maintenance revenue. The increase in revenue was partially offset by: i) lower software license sales primarily due to a large imaging software license sale to a medical imaging customer in 2017 whereas there was no such sale in 2018 that was partially offset by higher biometrics software sales in 2018; and ii) no royalty revenue in 2018. Lower operating income was primarily due to lower patent related income from an unaffiliated third party in 2018 that was partially offset by higher revenue in 2018 and lower total costs and expenses in 2018.

Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com

Aware, Inc. Reports Fourth Quarter and 2018 Financial Results	Page 2

Net income for the year ended December 31, 2018 was $1.2 million, or $0.06 per diluted share, which compared to net income of $1.0 million, or $0.05 per diluted share in 2017.

Kevin Russell, Aware’s chief executive officer and president, said “2018 was a year of improved revenue due to higher biometric software license, maintenance and services sales and a continuation of investments in product and business development to strengthen our position as a leading global supplier of biometrics software and solutions. In 2018, we had a large license sale of our Knomi™ mobile biometric authentication solution to a large commercial customer as well as additional licenses to multiple other customers. We were also pleased about the selection to provide our BioSP™ software and services for the United Kingdom Government biometric matching platform. We also made enhancements to multiple product offerings including our face, voice and fingerprint solutions. As we look to the future, we continue to be encouraged by the interest in and the worldwide opportunities for our biometric solutions in the government, commercial and mobile markets.”

About Aware

Aware is a leading provider of biometrics software products and development services to governments, system integrators, and solution providers globally. Our products include SDKs, software components, workstation applications, and a modular, centralized, service-oriented platform. They fulfill a broad range of functions critical to biometric authentication and search, including face, fingerprint, iris, and voice capture, sample quality assurance, data compliance, capture hardware peripheral abstraction, centralized data processing and workflow, subsystem connectivity, and biometric matching algorithms. The products apply biometrics to enable identity-centric security solutions for applications including banking and payments, border management, credentialing and access control, intelligence and defense, and law enforcement. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts.

See Aware’s website for more information about our biometrics software products.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, and the growth of the biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Aware, Inc. Reports Fourth Quarter and 2018 Financial Results	Page 3

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; iv) we derive a significant portion of our revenue from third party channel partners; v) the biometrics market may not experience significant growth or our products may not achieve broad acceptance; vi) we face intense competition from other biometrics solution providers; vii) our business is subject to rapid technological change; viii) our software products may have errors, defects or bugs which could harm our business; ix) our business may be adversely affected by our use of open source software; x) we rely on third party software to develop and provide our solutions and significant defects in third party software could harm our business; xi) our operational systems and networks and products may be subject to an increasing risk of continually evolving cybersecurity or other technological risks which could result in the disclosure of company or customer confidential information, damage to our reputation, additional costs, regulatory penalties and financial losses; xii) our intellectual property is subject to limited protection; xiii) we may be sued by third parties for alleged infringement of their proprietary rights; xiv) we must attract and retain key personnel; xv) we rely on single sources of supply for certain components used in our hardware products; xvi) our business may be affected by government regulations and adverse economic conditions; xvii) we may make acquisitions that could adversely affect our results, and xviii) we may have additional tax liabilities.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2017 and other reports and filings made with the Securities and Exchange Commission.

Aware, Knomi and BioSP are trademarks or registered trademarks of Aware, Inc. Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc. Reports Fourth Quarter and 2018 Financial Results	Page 4

AWARE, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue:
Software licenses	$1,456	$1,407	$8,038	$9,139
Software maintenance	1,404	1,301	5,397	4,923
Services	1,198	335	2,696	1,259
Royalties	-	17	-	144
Total revenue	4,058	3,060	16,131	15,465

Costs and expenses:
Cost of software licenses	-	-	20	274
Cost of services	479	102	1,220	601
Research and development	1,527	1,885	7,105	7,769
Selling and marketing	943	969	4,178	3,907
General and administrative	834	934	3,296	3,389
Total costs and expenses	3,783	3,890	15,819	15,940

Patent related income	68	159	69	1,582

Operating income (loss)	343	(671)	381	1,107
Other income	-	-	-	36
Interest income	257	120	844	401
Income (loss) before provision (benefit) for income taxes	600	(551)	1,225	1,544
Provision (benefit) for income taxes	(39)	8	(8)	543
Net income (loss)	$639	($559)	$1,233	$1,001

Net income (loss) per share – basic	$0.03	($0.03)	$0.06	$0.05
Net income (loss) per share – diluted	$0.03	($0.03)	$0.06	$0.05

Weighted-average shares – basic	21,534	21,559	21,545	21,814
Weighted-average shares - diluted	21,608	21,636	21,605	21,877

Aware, Inc. Reports Fourth Quarter and 2018 Financial Results	Page 5

AWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Cash and investments	$51,612	$51,608
Accounts and unbilled receivables, net	5,289	3,818
Property and equipment, net	4,085	4,304
Deferred tax assets	5,171	5,071
All other assets, net	284	234

Total assets	$66,441	$65,035

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$1,445	$1,569
Deferred revenue	3,099	2,932
Total stockholders’ equity	61,897	60,534

Total liabilities and stockholders’ equity	$66,441	$65,035

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Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com